Exhibit 99.2

NEWS RELEASE
Contacts:	Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
STXB@dennardlascar.com

SPIRIT OF TEXAS BANCSHARES, INC. AND

CHANDLER BANCORP, INC. TO MERGE

CONROE, TX – July 24, 2019 – Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) ( “Spirit”), the holding company for Spirit of Texas Bank, announced today that it is acquiring through a series of mergers Chandler Bancorp, Inc. and its subsidiary, Citizens State Bank (together, “Citizens”). On July 24, 2019, Spirit entered into a definitive agreement to acquire Citizens, in a cash and stock transaction for total consideration value of approximately $65.6 million based on Spirit’s closing price of $22.10 per share on July 23, 2019.

The transaction is Spirit’s tenth acquisition since 2008 and will be the third acquisition since Spirit’s May 2018 initial public offering. As of June 30, 2019, Citizens, on a consolidated basis, reported total assets of $349.1 million, total deposits of $265.7 million, and total equity capital of $39.0 million. As a result of the transaction, Spirit will add seven full-service branches to Spirit of Texas Bank’s existing 29 locations. The transaction is expected to close in the fourth quarter of 2019, subject to the satisfaction of customary closing conditions, including regulatory approvals.

Dean O. Bass, Spirit’s Chairman and Chief Executive Officer, stated, “This transaction, which is expected to be immediately accretive to earnings per share, represents an exciting strategic and financial opportunity for us to expand our footprint into the East Texas region. We believe that Citizens State Bank, a strong community bank with a shared commitment to providing exceptional customer service, will be a great partner to the Spirit franchise. Together, we will be better positioned to take advantage of organic growth and acquisition opportunities that will enable us to better serve our customers and further enhance shareholder value.”

Greg Kidd, Chairman of Chandler Bancorp and Citizens State Bank, who will be joining the boards of directors of Spirit of Texas Bancshares and Spirit of Texas Bank, added, “We are excited to join forces with a strong, well-managed community bank like Spirit of Texas Bank. Merging with Spirit will allow us to provide our customers with expanded products and services, as well as larger lending limits for our commercial customers. We are confident that this merger will make us ever more competitive in this great East Texas market and allow us to deepen our relationships and increase business opportunities.”

Under the terms of the transaction, Spirit will issue 2,100,000 shares of its common stock and pay approximately $19.2 million in cash, subject to certain adjustments, to Kidd Partners, Ltd., the sole shareholder of Chandler Bancorp. The board of directors of each company has unanimously approved the transaction, and the approval of Kidd Partners, Ltd., as the sole shareholder of Chandler Bancorp, has been obtained.

Upon completion of the transaction, David Monk, President and Chief Executive Officer of Citizens State Bank, will join Spirit of Texas Bank management.

Stephens Inc. served as exclusive financial advisor for, and rendered a fairness opinion to, Spirit and Hunton Andrews Kurth LLP served as legal counsel to Spirit. Hillworth, LLC served as exclusive financial advisor for, and Fenimore, Kay, Harrison & Ford, LLP served as legal counsel to, Citizens.

Conference Call

Spirit of Texas Bancshares has scheduled a conference call to discuss the Citizens acquisition, as well as its results of operations in the second quarter of 2019, which will be broadcast live over the Internet, on July 25, 2019 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 201-389-0867 and ask for Spirit of Texas at least 10 minutes prior to the start time, or access it live over the Internet at
http://ir.sotb.com/events-presentations. For those who cannot listen to the live call, a replay will be available through August 1, 2019 and may be accessed by dialing 201-612-7415 and using pass code 13692563#. Also, an archive of the webcast will be available shortly after the call at http://ir.sotb.com/events-presentations for 90 days.

About Citizens State Bank

Founded in 1967, Citizens State Bank, a subsidiary of Chandler Bancorp, offers personal and commercial banking services. More information is available at https://www.mybankcsb.com/.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 29 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels and Corpus Christi metropolitan areas, along with offices in North Central Texas. Please visit www.sotb.com for more information.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. Any statements about our expectations, beliefs, plans, predictions, protections, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are typically, but not exclusively, identified by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will, “should,” “seeks,” “likely,” “intends” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our ability to consummate the equity offering in the size and manner described herein; risks relating to our ability to timely complete, or complete at all, the pending acquisition of Citizens, including the possibility that the expected benefits and synergies and our projections related to the acquisitions may not materialize as expected; that prior to the completion of the pending acquisition of Citizens, the target’s businesses could experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; difficulty retaining key employees; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our recent acquisition of First Beeville Financial Corporation and our pending acquisition of Citizens) and any future acquisitions; our ability to successfully identify and address the risks associated with our recent, pending and possible future acquisitions; changes in management personnel; interest rate risk; credit risk associated with our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates and projections; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures and those of companies we acquire; our actual financial results for the three months ended June 30, 2019 may differ materially from the preliminary financial estimates we have provided as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for such periods are finalized; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, and their application by our regulators; governmental monetary and fiscal policies; increases in our capital requirements; and other risks identified in Spirit’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2019, its Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed with the SEC on May 10, 2019, and its other filings with the SEC.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

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